                                                                     EXHIBIT 5.1



                                December 17, 1996



Microsoft Corporation
One Microsoft Way
Redmond, Washington 98052-6399

      Re:  Registration Statement on Form S-3 of Microsoft Corporation

Ladies and Gentlemen:

         We have acted as counsel to Microsoft Corporation (the "Company") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") relating to the offer of % Convertible Exchangeable Principal-Protected Preferred Shares, Series A, par value $0.01 per share (the "Series A Preferred Shares"), and the % Convertible Subordinated Notes Due 1999 (the "Convertible Notes") and the Common Shares, par value $0.000025 per share (the "Common Shares" and, together with the Series A Preferred Shares and the Convertible Notes, the "Securities") issuable upon conversion of the Series A Preferred Shares or the Convertible Notes. In connection therewith, we have reviewed the Company's Restated Articles of Incorporation, Bylaws, resolutions of the Company's Board of Directors, the Indenture under which the Convertible Notes will be issued (the "Indenture"), and such other documents and matters we deemed appropriate.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.

         Based on this review, it is our opinion that:

         1. The Series A Preferred Shares have been duly authorized and, when securities representing the Series A Preferred Shares shall have been duly executed, authenticated, issued and delivered to the recipients thereof upon payment of consideration therefor, will be legally issued, fully paid and non-assessable.

         2. The Convertible Notes have been duly authorized and, when securities representing the Convertible Notes shall have been duly executed, authenticated, issued and delivered to the recipients thereof in accordance with the terms of the Indenture and upon exercise of the Company's right of exchange pursuant to the Series A Preferred Shares, will be legally issued, fully paid, non-assessable and binding obligations of the Company and will be

December 17, 1996
Page 2




enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         3. The Common Shares have been duly authorized and, when securities representing the Common Shares shall have been duly executed, authenticated, issued and delivered to the recipients thereof upon conversion of the Series A Preferred Shares or the Convertible Notes, will be legally issued, fully paid and non-assessable.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Convertible Notes.

         This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

         This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

         We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the validity of the Securities for the Company and to the reference to our name under the caption "Validity of Securities" in such Prospectus. We further consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                     Very truly yours,

                                                     PRESTON GATES & ELLIS



                                                     By  /s/ Richard B. Dodd
                                                        ---------------------
                                                         Richard B. Dodd